SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary proxy statement          [ ] Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

________________________________________________________________________________

                    INNOVATIVE GAMING CORPORATION OF AMERICA
________________________________________________________________________________

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(4)  and 0-11.
     (1)  Title of each class of securities to which transaction applies:
________________________________________________________________________________
     (2)  Aggregate number of securities to which transaction applies:
________________________________________________________________________________
     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________
     (4)  Proposed maximum aggregate value of transaction:
________________________________________________________________________________
     (5)  Total fee paid:
________________________________________________________________________________
[ ]       Fee paid previously with preliminary materials:

________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
________________________________________________________________________________
     (2)  Form, Schedule, or Registration Statement No.:
________________________________________________________________________________
     (3)  Filing Party:
________________________________________________________________________________
     (4)  Date Filed:
________________________________________________________________________________

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 Orville Wright Court
                             Las Vegas, Nevada 89119
                              ____________________

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                October 15, 2002
                              ____________________

TO THE SHAREHOLDERS OF INNOVATIVE GAMING CORPORATION OF AMERICA:

         Please take notice that a special meeting of the shareholders of Innovative Gaming Corporation of America will be held, pursuant to due call by the Company's board of directors at the Company's Las Vegas headquarters at 333 Orville Wright Court, Las Vegas, Nevada on Tuesday, October 15, 2002, at 2:00 p.m. local time, or at any adjournment(s) thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. to approve an amendment to the Company's Articles of Incorporation to increase the number of shares of capital stock which the Company is authorized to issue from ten million (10,000,000) to one hundred million (100,000,000);

     2. to ratify the sale and issuance by the Company in August 2002 of the Company's Convertible Notes convertible into Series A-1 5.5% Convertible Preferred Stock, and approve the issuance of Common Stock upon conversion of such preferred stock;

     3. to approve the issuance by the Company of Common Stock upon conversion of the Company's Series E 6% Convertible Preferred Stock, Series F 6% Convertible Preferred Stock and Series K 7% Convertible Preferred Stock above the maximum amount of shares reserved for issuance;

     4.   to approve the Company's 2002 Stock Option Plan; and

     5. to transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on September 18, 2002 will be entitled to vote at the meeting or any adjournments thereof. Shareholders of record are cordially invited to attend the meeting. If you wish to attend the meeting but your shares are held in the name of a broker, bank, or other nominee, please bring a proxy or letter from the broker, trustee, bank or nominee with you to confirm your beneficial ownership of the shares. A proxy for the meeting is enclosed. Please complete, sign, and mail the enclosed proxy promptly in the enclosed envelope. If you attend the meeting, you may revoke your proxy at the meeting and vote in person if you so choose.


                                   By order of the Board of Directors,

                                   INNOVATIVE GAMING CORPORATION OF AMERICA

                                   /s/ Laus M. Abdo

                                   Laus M. Abdo, Chief Executive Officer and
                                   Chief  Financial Officer
September 23, 2002


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                            333 Orville Wright Court
                             Las Vegas, Nevada 89119
                              ____________________

                                 PROXY STATEMENT
                              ____________________

                   Special Meeting of Shareholders to be Held
                                October 15, 2002

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Innovative Gaming
Corporation of America (the "Company") to be used at the Company's special meeting of shareholders to be held on October 15, 2002 (the "Special Meeting"). The approximate date on which this proxy statement and the accompanying proxy were first sent or given to shareholders was September 23, 2002. Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting, or by executing and delivering a new proxy to the Company's Secretary. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. A shareholder's presence at the meeting does not alone revoke a previously executed proxy. Only shareholders of record at the close of business on September 18, 2002 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

         The Company has outstanding one class of voting securities, common stock, $0.01 par value per share (the "Common Stock"), of which 3,408,978 were outstanding as of the close of business on September 11, 2002 as adjusted for the Company's 10-for-1 reverse stock split effective September 10, 2002. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders. All beneficial ownership share amounts, exercise prices and conversions contained herein have been revised to reflect the reverse stock split (as defined herein).

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 11, 2002, by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock; (ii) each director; (iii) each executive officer named in the summary compensation table found on page 19; and (iv) all executive officers and directors as a group. Unless otherwise indicated, the address of each of the following persons is 333 Orville Wright Court, Las Vegas, Nevada 89119, and each such person has sole voting and investment power with respect to the shares of Common Stock set forth opposite each of their respective names.

Name of Beneficial Owner                          Number        Percent of Class
-------------------------                         ------        ----------------
Laus M. Abdo (1)                                 187,500            3.34%
Thomas J. Foley (2)                               64,226            1.14%
Ronald A. Johnson (3)                              4,000            0.07%
Ronald E. Eibensteiner (4)                        32,745            0.58%
Kevin J. Malley                                        0               0
Edward J. Harris                                       0               0
Loren A. Piel (5)                                 20,000            0.36%
Roland M. Thomas (6)                              74,977            3.48%
Michael Mackenzie (7)                              2,636            0.12%
All executive officers and directors as a        308,471            5.49%
group (7 persons) (8)
---------------------------
* Less than 1%.

(1) Includes 18,750 shares issuable upon exercise of options exercisable within 60 days.
(2) Includes 55,000 shares issuable upon exercise of options exercisable within 60 days.
(3) Includes 4,000 shares issuable upon exercise of options exercisable within 60 days.
(4) Includes 1,350 shares issuable upon exercise of options exercisable within 60 days.
(5)      Includes 15,000 issuable upon exercise of options exercisable within 60 days.
(6) Mr. Thomas resigned from the Company on October 14, 2001. Accordingly, this share amount is based upon the number of shares that he owned upon his resignation.
(7) Mr. Mackenzie resigned from the Company on December 14, 2001. Accordingly, this share amount is based upon the number of shares that he owned upon his resignation, including certain information furnished pursuant to transactions under Rule 144.
(8) Includes options and warrants to purchase 94,100 shares which are exercisable within 60 days.

                                  PROPOSAL ONE

   APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
                                 CAPITAL STOCK

         On September 10, 2002, the Company effected a 10-for-1 reverse stock split (the "Reverse Stock Split"). Under Minnesota law, the Reverse Stock Split effectively decreased the number of authorized shares of capital stock from 100,000,000 shares to 10,000,000 shares. In order to accommodate the maximum number of shares of Common Stock that may be issued pursuant to the Company's private placement of convertible promissory notes (the "Convertible Notes") convertible into Series A-1 5.5% Convertible Preferred Stock (the "Series A-1 Preferred Stock") (such private placement, the "Series A-1 Financing") described in Proposal Two, the Board approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of capital stock of the Company from 10,000,000 shares to 100,000,000 shares. The amendment is attached to this proxy as Exhibit A.

         Adoption of the amendment would not affect the rights of the holders of currently outstanding capital stock of the Company, except to the extent additional shares are actually issued, which may have certain effects, including dilution of the earnings per share and voting rights of current holders of capital stock. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment of the Company's Articles of Incorporation (attached as Exhibit A with the Secretary of State of the State of Minnesota.

         At September 11, 2002, 3,408,978 shares of Common Stock were outstanding, an aggregate of 466,000 shares of Common Stock were reserved for the conversion of Series E 6% Convertible Preferred Stock, Series F 6% Convertible Preferred Stock and Series K 7% Convertible Preferred Stock and
6,125,000 shares of Common Stock were reserved for options, warrants, convertible notes, employee equity plans and other purposes. This leaves the Company with no authorized shares available for shares required to be reserved for the conversion of Series A-1 Preferred Stock. Accordingly, the Company has become contractually obligated under the terms of its Series A-1 Financing to seek approval for authorization of additional shares of capital stock.

Purpose and Effect of the Amendment

         The principal purposes of the amendment are to fulfill the Company's obligation to keep sufficient shares reserved for conversion of the Series A-1 Preferred Stock, to facilitate the reserve of shares under the Company's proposed 2002 Stock Option Plan described in Proposal Four, and to provide the Company with the flexibility to issue shares of Common Stock for other proper corporate purposes, which may be identified in the future, such as to raise equity capital, declare stock dividends, make acquisitions through the use of stock, or reserve additional shares for issuance under equity incentive plans.
The Board has not authorized or taken any action with respect to the issuance of, and has no present agreement or arrangement to issue any of, the additional shares that would be available if the amendment is approved by the shareholders, except for the conversion rights of the Series A-1 Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series K Preferred Stock and the shares reserved under the 2002 Stock Option Plan.

         The increased reserve of shares available for issuance may also be used to facilitate public or private financing. If required operating funds cannot be generated by operations, the Company may need to, subject to the consent of the holders of the Company's Convertible Notes and Series A-1 Preferred Stock, issue and sell unregistered Common Stock, or securities convertible into Common Stock, in private transactions. Such transactions might not be available on terms favorable to the Company, or at all. Such issuances, particularly if in private financings, could be at prices less than the public trading price of the Common Stock at the time, and could contain rights and preferences senior to those of the Common Stock.

         From time to time, the Board may also wish to split the outstanding shares of Common Stock to shift the trading range of the Common Stock to a level that will facilitate increased trading activity and encourage round lot trading. By doing so, the Board would expect to increase the liquidity and broaden the marketability of the Common Stock. Under Minnesota law, the Board may split or combine the Company's stock without shareholder approval by means of a stock dividend but only if there are a sufficient number of authorized shares. If the amendment is not approved, the Board would be unable to declare any significant stock dividends. Although the Board has no present intention of approving a stock dividend in light of the recent Reverse Stock Split, it is important that a sufficient number of shares be authorized to ensure that the Board has the flexibility to act quickly.

         The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The ability to use stock as consideration provides the Company with negotiation benefits and increases its ability to execute its growth strategy which may include the acquisition of other businesses or technologies.

         In addition, the increased reserve of shares available for issuance may be used for the Company's equity incentive plans for grants to its employees, consultants and directors. Such equity incentive plans will be used to attract and retain employees, or in connection with potential acquisitions as the Company grants options to the employees of the acquired companies.

         The ability of the Board to issue additional shares of capital stock could enhance the Board's ability to negotiate on behalf of the shareholders in a takeover situation. Under Minnesota law, the Board is allowed to determine the rights and preferences of additional series of preferred stock without shareholder approval. The authorized but unissued shares of capital stock could be used by the Board to discourage, delay or make more difficult a change in the control of the Company. For example, such shares could be privately placed with purchasers who might align themselves with the Board in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control of the Company and thereby increase the cost of acquiring a given percentage of the Company's outstanding stock. Although this proposal to increase the authorized number of shares of capital stock has been prompted by contractual, business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), shareholders should be aware that approval of the amendment could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then-current market prices.

         The availability of additional shares of Common Stock is particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking shareholder approval in connection with the contemplated action. If the amendment is approved by the shareholders, the Board does not intend to solicit further shareholder approval prior to the issuance of any additional shares of capital stock, except as may be required by applicable law or rules. For example, under rules and policies of the Nasdaq Stock Market (the "Nasdaq Rules"), shareholder approval is required for any issuance of 20% or more of the Company's outstanding shares in connection with acquisitions or in situations where the issuance price is discounted from fair market value on the date of issuance. The Company reserves the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the Board.

Vote Required

         The affirmative vote of the holders of a majority of the shares of capital stock (including the Common Stock and outstanding preferred stock with voting rights) present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL ONE



                                  PROPOSAL TWO

RATIFICATION OF THE SALE AND ISSUANCE OF CONVERTIBLE NOTES CONVERTIBLE INTO SERIES A-1 PREFERRED STOCK AND APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SUCH PREFERRED STOCK

Overview

         In August 2002, the Company entered into securities purchase agreements with certain investors pursuant to which such investors purchased an aggregate of $2 million principal amount of Convertible Notes, secured by substantially all the assets of the Company and convertible into Series A-1 Preferred Stock (collectively, the "Series A-1 Financing").

         Shares of Series A-1 Preferred Stock are convertible into shares of the Company's Common Stock at a conversion price of $.295 per share (adjusted to reflect the Reverse Stock Split). The closing bid price of the Company's Common Stock on such date was $1.80 per share (adjusted to reflect the Reverse Stock Split). As of September 11, 2002, the Company had 3,408,978 shares of Common Stock issued and outstanding and 4,592,000 reserved for issuance under reserves established for the Series E 6% Convertible Preferred Stock, Series F 6%

Convertible Preferred Stock and Series K 7% Convertible Preferred Stock, employee and director stock options, warrants and other convertible notes. The Convertible Notes issued in August 2002, if converted into Series A-1 Preferred Stock and then fully converted into Common Stock, would result in the issuance of 6,779,661 shares of Common Stock, or 66.5% of the Company's outstanding Common Stock as of September 11, 2002, 36.6% of the Company's Common Stock on a fully diluted basis assuming the approval of the 2002 Stock Option Plan and the issuance of 3,750,000 options thereunder. See Proposal Four.

         Under the terms of the securities purchase agreements entered into in August 2002, the investors also have the right, but not the obligation, to acquire up to an aggregate of $3 million in additional Convertible Notes. If issued, such additional Convertible Notes, if fully converted, could result in the issuance of 10,169,492 additional shares of Common Stock at $.295 per share. If all $5 million of Convertible Notes are issued, an aggregate of 16,949,153 shares of Common Stock could be issued at $.295 per share if all Convertible Notes are converted into Series A-1 Preferred Stock and then converted into Common Stock. Such issuance represents 83.3% of the Company's outstanding Common Stock as of September 11, 2002, 59.1% on a fully-diluted basis assuming the approval of the 2002 Stock Option Plan and the issuance of 3,750,000 options thereunder. See Proposal Four. The shareholders of the Company are being asked to ratify the Series A-1 Financing, consisting of the sale and issuance of the Convertible Notes, the Series A-1 Preferred Stock, and to approve the issuance of all shares of Common Stock issuable upon conversion of the Series A-1 Preferred Stock.

Reasons for the Financing and Use of Proceeds

         As previously indicated in the Company's Exchange Act filings, the Company has had very limited cash reserves. The Company had not experienced positive cash flow on a quarterly basis since prior to 1998. As of July 31, 2002, the Company had accounts payable of approximately $3.1 million and had cash balances of $106,136. The Company had no further borrowing capacity under its existing credit facilities and attempts to find additional credit facilities were not successful. The Company explored a number of alternatives, including seeking cash investments from certain of its existing shareholders in addition to other third-party sources. Of all such alternatives, the Series A-1 Financing was the only firm commitment financing in an amount sufficient to meet the Company's immediate needs that could be accomplished in a timely manner given the Company's liquidity problems. The Company entered into the Series A-1 Financing to raise funds to finance new sales, repay accounts payables, for general corporate purposes and working capital. The Company's Board believed at the time that it was strongly advisable for the Company to raise additional financing for those purposes. The Company engaged in discussions with various potential financing sources, and eventually determined that, among the available alternatives, the Series A-1 Financing offered the Company and its existing shareholders the best potential for future returns.

Purpose of this Proposal

         The investors may not convert the Convertible Notes into Series A-1 Preferred Stock if such conversion would constitute a violation of Nasdaq Rules. Nasdaq requires companies listed on the Nasdaq Stock Market to obtain shareholder approval prior to issuing common stock or securities convertible into common stock if such shares are convertible into more than 19.99% of the outstanding shares of common stock of any such company (the "Nasdaq 20% Rule").

Because the conversion of the Convertible Notes would result in a violation of the Nasdaq 20% Rule, the Company is now seeking shareholder ratification of the Series A-1 Financing and approval of the issuance of Common Stock upon conversion of the Series A-1 Convertible Preferred Stock.

Series A-1 Financing

         Pursuant to the terms of the securities purchase agreements with certain third-party investors entered into in August 2002, the Company issued an aggregate of $2 million of Convertible Notes, each note being convertible into shares of Series A-1 Preferred Stock. Under the terms of the securities purchase agreement, the investors have the right, but not the obligation, to acquire up to an additional $500,000 of Convertible Notes on or before October 30, 2002 or such later date that is 15 days following the Special Shareholders Meeting; and an additional $2,500,000 of Convertible Notes on or before January 30, 2003.

         The securities purchase agreement contains a number of covenants including the following:

         a. The Company is required to hold a Special Meeting by October 15, 2002 to amend its Articles of Incorporation to increase the number of authorized shares of capital stock and to approve the Series A-1 Financing. Such agreement provides that the date may be extended to November 30, 2002 in the event the Company receives comments from the Securities and Exchange Commission or gaming regulators.

         b. Until such time as 75% of the principal amount of the Convertible Notes have been repaid in full or converted into Common Stock, the Company may not, without the prior written consent of the noteholders, issue any other equity securities, except pursuant to the 2002 Stock Option Plan or pursuant to issuances of Common Stock from the conversion or exercise of convertible securities previously issued, or borrow money, except that the Company may borrow money in the ordinary course of business under existing credit facilities or borrow up to an additional $500,000 in the aggregate from other sources. The Company is not required to seek consent if the Company's Board unanimously determines in good faith, that the delay or withholding of investor consent could constitute a breach of the Board's fiduciary duties.

         c. The Company cannot issue additional stock options under its existing 1992 and 1998 Stock Option Plans pursuant to its 1997 Director's Stock Option Plan.

         d. The Company is required to have authorized and reserved for issuance a sufficient number of shares of Common Stock issuable upon conversion of all outstanding shares of Series A-1 Preferred Stock.

The Convertible Notes

         The Convertible Notes are secured pursuant to a security agreement by all of the Company's inventory, receivables, equipment, fixtures, and general intangibles. The Convertible Notes' security interest is junior to that of the security interests of certain financial institutions. The Convertible Notes are due February 21, 2004 and bear interest at a rate of 5.5% per annum. The interest is due quarterly and is payable in cash. In addition to other events of default, the Convertible Notes are deemed to be in default if:

         a. The Company fails to obtain shareholder approval of the Series A-1 Financing;

         b. The Company fails to pay indebtedness exceeding $100,000 when due;

         c. The Company defaults under the terms of the securities purchase agreement or securities agreement and such default is not cured as provided thereunder;

         d. The Company undertakes certain actions without the prior consent of the holders of at least 75% of the issued convertible notes.

         The principal amount of Convertible Notes may be converted at the option of the noteholder into Series A-1 Preferred Stock, provided that the Company may not, so long as its Common Stock is listed on the Nasdaq Smallcap Market, issue Series A-1 Preferred Stock in violation of the Nasdaq 20% Rule unless its shareholders have approved the Series A-1 Financing.

Series A-1 Preferred Stock

         The Series A-1 Preferred Stock dividend rate is 5.5% payable if and when declared by the Company's Board. In the event the Company does not pay dividends, the dividends are cumulative. The Series A-1 Preferred Stock is junior in liquidation preference to Company's existing Series E 6% Convertible Preferred Stock, Series F 6% Convertible Preferred Stock and Series K 7% Convertible Preferred Stock.

         Shares of Series A-1 Preferred Stock convert into Common Stock at a conversion price of $.295 per share, as adjusted for the Reverse Stock Split. A holder of Series A-1 Preferred Stock may not convert into Common Stock if, upon conversion, such holder would own in excess of 4.9% of the Company's outstanding Common Stock. Holders of Series A-1 Preferred Stock also have demand and piggyback registration rights pursuant to registration rights agreements.

         The Series A-1 Preferred Stock Certificate of Designation also has a number of restrictive provisions which apply until 75% of the Series A-1 Preferred Stock shares have converted into Common Stock. Among the restrictive provisions, the Company may not, without the consent of holders of 75% of the outstanding shares of Series A-1 Preferred Stock (the "Prohibited Activities"):

         a. issue any equity security, other than shares issuable in connection with existing convertible securities;

         b.       borrow  funds  in  excess  of  $500,000   except  through  the
                  Company's existing credit facilities;

         c. sell or lease substantially all of the Company's assets or merge into any corporation.

Effect of this Proposal

         If the shareholders approve this proposal, the Company will no longer be subject to the limitations of the Nasdaq 20% Rule with respect to the Series A-1 Financing. As discussed above, the number of shares of Common Stock into which the issued and issuable Series A-1 Preferred Stock may convert will equal 16,949,153 shares, on 84.0% of the issued and outstanding Common Stock on the date of closing (i.e., August 20, 2002), if all $5 million of Convertible Notes are issued.

         If this proposal is not approved by the Company's shareholders, it will adversely effect the Company's Nasdaq listing and potentially, its financial position, since the transactions combined could result in the issuance of securities convertible into Common Stock in violation of the Nasdaq 20% Rule. The Company may then be delisted from Nasdaq. Furthermore, the failure to obtain shareholder approval is an event of default under the Convertible Notes which could result in the Company defaulting on its Convertible Notes allowing the Convertible Noteholders to exercise their rights with respect to the Company's assets (subject to senior financing liens).

Vote Required

         The affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy and entitled to vote at the meeting will be required to approve this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


THE BOARD RECOMMENDS A VOTE FOR PROPOSAL TWO

                                 PROPOSAL THREE

APPROVAL OF THE ISSUANCE BY THE COMPANY OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S SERIES E 6% CONVERTIBLE PREFERRED STOCK, SERIES F 6% CONVERTIBLE PREFERRED STOCK AND SERIES K 7% CONVERTIBLE PREFERRED STOCK ABOVE THE MAXIMUM AMOUNT OF SHARES CURRENTLY RESERVED FOR ISSUANCE


Overview and Purpose of this Proposal

         In addition to the Series A-1 Preferred Stock discussed in Proposal Two, the Company has shares of the following previously issued convertible preferred stock outstanding: Series E 6% Convertible Preferred Stock (the
"Series E Preferred Stock"), Series F 6% Convertible Preferred Stock (the "Series F Preferred Stock") and Series K 7% Convertible Preferred Stock (the "Series K Preferred Stock" and collectively, with the Series E Preferred Stock and the Series F Preferred Stock, the "Outstanding Preferred Stock").

         Pursuant to the Nasdaq 20% Rule, the Company cannot, without shareholder approval, issue securities convertible into Common Stock at a discount if such securities are convertible into more than 19.99% of the outstanding shares of Common Stock of such company on the date such convertible securities were issued.

         Under the terms of Series E Preferred Stock, which were issued in November 2000, without shareholder approval no more than 194,498 shares of Common Stock (the "Series E Maximum Issuance Amount") (20% of the outstanding shares of Common Stock on such date) may be issued. Under the terms of the Series F Preferred Stock, which was issued in December 2000, without shareholder approval no more than 207,245 shares of Common Stock (the "Series F Maximum Issuance Amount") may be issued. Finally, under the terms of the Series K Preferred Stock, which was issued in August 2001, without shareholder approval no more than 376,178 shares of Common Stock (the "Series K Maximum Issuance Amount" and collectively, with the Series E Maximum Issuance Amount and the Series F Maximum Issuance Amount, the "Maximum Issuance Amount") may be issued.

         In each of the series of Outstanding Preferred Stock, the Company has issued the maximum amount of shares that may be issued pursuant to the respective Maximum Issuance Amount for each series of Outstanding Preferred Stock. However, under each of the series of Outstanding Preferred Stock, there remains outstanding shares of unconverted preferred shares which may not be converted because the Company has already issued the Maximum Issuance Amount for such series. Under the terms of each of the Outstanding Preferred Stock, in the event the Company is unable to convert additional shares of such preferred stock into Common Stock because any such conversion would result in a violation of the Nasdaq 20% Rule, the Company has two choices: (1) obtain shareholder approval or
(2) (a) convert the requested conversion to the extent possible without violating the Nasdaq 20% Rule and (b) redeem the unconverted shares of Outstanding Preferred Stock in cash equal to 125% of the purchase price paid for such unconverted securities of such shares plus all accrued and unpaid dividends.

         In the case of the Series E Preferred Stock, a redemption because of inability to convert because of the Nasdaq 20% Rule would require the Company to pay the Series E stockholders $405,000. In the case of the Series F Preferred Stock and Series K Preferred Stock, the Company would require redemption amounts of $2,700,000 and $4,062,000, respectively because of the inability to convert because of the Nasdaq 20% Rule. Accordingly, without an increase in the Maximum Issuance Amount, the Company could be required to redeem the Outstanding Preferred Stock for an aggregate of $7,167,000 if the holders of such Outstanding Preferred Stock chose to convert.

         Given that the Company has cash on hand of $113,000 as of September 12, 2002, the Company could not afford to redeem such shares of Outstanding Preferred Stock at the respective redemption prices. Holders of Outstanding Preferred Stock could, subject to the rights of the Convertible Notes and other secured third party lenders, exercise their legal rights and force a liquidation of the Company at such point. Accordingly, the Company proposes to increase the Maximum Issuance Amount to accommodate potential conversions of Outstanding Preferred Stock.

         Under Proposal Three, the Company is proposing increasing the maximum issuance to 142,857 shares of Common Stock for Series E Preferred Stock, to 952,381shares of Common Stock for the Series F Preferred Stock and to 1,354,000 shares of Common Stock for the Series K Preferred Stock (collectively, the "Proposed Maximum Issuance Amount"). The Company believes that, given the recent letter agreements with various preferred stock investors, that the Proposed Maximum Issuance Amount will be sufficient for all remaining conversions of the Company's Outstanding Preferred Stock.


Description of Outstanding Preferred Stock

         In November 2000, the Company issued a total of 41,625 shares of Series E Preferred Stock in a private placement for total proceeds of $4,162,000 prior to any offering expenses, and warrants to acquire 21,000 shares of the Company's Common Stock. Each share of Series E Preferred Stock is convertible into shares of Common Stock at a conversion price of the lesser of $8.125 or 70% of the Common Stock's average of closing bid price for the five consecutive days immediately preceding the conversion date. The holders of Series E Preferred Stock have subsequently agreed to an exercise "floor" of $3.00 per share. A registration statement relating to such Common Stock was filed February 14, 2001 and was declared effective as of May 18, 2001.

         In December 2000, the Company issued a total of 10,000 shares of Series F Preferred Stock in a private placement for total proceeds of $1,000,000 prior to any offering expenses, and warrants to acquire 10,000 shares of the Company's Common Stock. Each share of Series F Preferred Stock is convertible into shares of Common Stock at a conversion price of $8.125 or 70% of the Common Stock's average closing bid price for the five consecutive days immediately preceding the conversion date. A registration statement relating to such Common Stock was filed February 14, 2001 and was declared effective as of May 18, 2001.

         In August 2001, the Company issued 4,667 shares of Series K Preferred Stock in exchange for net cash proceeds of approximately $3,402,000, which represented a 25% discount from the stated value, less commissions and offering costs. Each share of Series K Preferred Stock is convertible into shares of the Company's Common Stock at a conversion price equal to the Common Stock's average closing bid price over the five trading period ending the day prior to conversion. All outstanding shares of Series K Preferred Stock will automatically be converted into Common Stock on the fifth anniversary of its issuance. A registration statement with respect to the Common Stock issuable upon conversion of the Series K Preferred Stock has been filed with the Securities and Exchange Commission but not yet declared effective.

         A holder of Outstanding Preferred Stock may not convert such stock into Common Stock if, following such conversion, the holder beneficially owns in excess of 4.9% of the Company's outstanding Common Stock.

Effect of this Proposal

         If the Company's shareholders approve this proposal, the Company will issue an amount of shares of Common Stock without violating the Nasdaq 20% Rule with respect to the Outstanding Preferred Stock. The number of shares of Common Stock into which the Outstanding Preferred Stock if fully converted would equal 54.5% of the outstanding Common Stock as of the Record Date, 8.4% if all on a fully diluted basis assuming the approval of the 2002 Stock Option Plan and the issuance of 3,750,000 options thereunder. See Proposal Four..

         If this proposal is not approved by the Company's stockholders, it will either (1) adversely effect the Company's Nasdaq listing. Any conversion would result in the issuance of more than 19.99% of the Company's outstanding Common Stock for such series; or (2) adversely effect the Company's financial position if the Company is required to redeem such unconverted shares of Outstanding Preferred Stock upon conversion.

Vote Required

         The affirmative vote of the holders of a majority of the shares of voting stock present in person or represented by proxy and entitled to vote at the meeting will be required to approve this proposal. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL THREE

                                  PROPOSAL FOUR

                     APPROVAL OF THE 2002 STOCK OPTION PLAN

         In August 2002, the Board adopted, subject to shareholder approval, the Company's 2002 Stock Option Plan. The share reserve under the 2002 Stock Option Plan will be 6,000,000 shares of Common Stock.

         The Company's 2002 Stock Option Plan will not impact the Company's existing 1992 Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Option Plan although the Company's Board does not presently intend to and is contractually limited from issuing stock options pursuant to such plans without prior approval of a majority of the holders of the Convertible Notes. The Company's management and Board believe that stock options are a key aspect of the Company's ability to attract and retain qualified management, engineering, technical and other personnel. The Board of Directors adopted the 2002 Stock Option Plan, in part, to increase the number of shares reserved for future option grants to ensure that the Company is able to continue to grant stock options to employees, directors and consultants. In the event that this Proposal Three is not approved by the shareholders, and as a consequence the Company is unable to continue to grant options at competitive levels, the Company's management believes that the Company's ability to attract and retain highly qualified personnel and manage future growth will be adversely affected.

         The Board has full discretion to determine the number of options to be granted to employees, consultants and directors under the 2002 Stock Option Plan, subject to an annual limitation on the total number of options that may be granted to any employee, consultant or director. The Company has agreed to issue Laus M. Abdo, the Company's Chief Executive Officer and Chief Financial Officer, options to acquire 3,750,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of issuance. Such options will be issued following the Company's shareholders approval of the 2002 Stock Option Plan and prior to December 31, 2002. In connection with such share issuance, Mr. Abdo has agreed to waive his right to $600,000 in fees contractually obligated to him in connection with certain financings.

Summary of the 2002 Stock Option Plan

         General

         The 2002 Stock Option Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 2002 Stock Option Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 2002 Stock Option Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

         The 2002 Stock Option Plan will be administered by the Board and its designees. The Board has the power to construe and interpret the 2002 Stock Option Plan and, subject to the provisions of the 2002 Stock Option Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration to be paid upon exercise of an option, and other terms of the option. The Board of Directors is authorized to delegate administration of the 2002 Stock Option Plan to a committee or committees of the Board of Directors, and has delegated such administration to the Compensation Committee currently comprised of Thomas F. Foley, Ronald M. Johnson and Ronald E. Eibensteiner.

         The share reserve under the 2002 Stock Option Plan will be 6,000,000 shares. If options granted under the 2002 Stock Option Plan expire, are cancelled or otherwise terminate without being exercised, the shares of Common Stock subject to such expired, cancelled or terminated options will again be available for grant under the 2002 Stock Option Plan.

         Eligibility. Nonstatutory stock options may be granted only to employees, directors and consultants of the Company, or certain related entities or designated affiliates. An incentive stock option can only be granted to a person who, on the effective date of grant, is an employee of the Company, a parent corporation or a subsidiary corporation.

         No incentive stock options may be granted under the 2002 Stock Option Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations. The aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options granted under the 2002 Stock Option Plan are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its parent and subsidiary corporations) may not exceed $100,000.

         The following is a description of the permissible terms of options under the 2002 Stock Option Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

         Exercise Price; Payment. The exercise price of stock options under the 2002 Stock Option Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant. At September 12, 2002, the closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Stock Market was $1.65 per share. The exercise price of options granted under the 2002 Stock Option Plan must be paid in cash, by check or cash equivalent.

         Term. Options granted under the 2002 Stock Option Plan may become exercisable ("vest") in cumulative increments as determined by the Board. The maximum term of options under the 2002 Stock Option Plan is ten years. The 2002 Stock Option Plan provides for earlier termination of an option due to the optionee's cessation of service. Options under the 2002 Stock Option Plan generally will terminate 90 days after the optionee's cessation of service, however, the Board may agree to a lengthen such term.

         Change in Control. The 2002 Stock Option Plan defines a "Change in Control" of the Company, subject to the discretion of the Company's Board, as any of the following events upon which the shareholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the stock of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock;
(ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

         Restrictions on Transfer

         Incentive stock options granted under the 2002 Stock Option Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person. A nonstatutory stock option is not transferable in any manner other than (i) by will or by the laws of descent and distribution,
(ii) by written designation of a beneficiary taking effect upon the death of the optionee, (iii) by delivering written notice to the Company that the optionee will be gifting to certain family members or other specific entities controlled by or for the benefit of such family members, and such other transferees as the Board may approve.

         Effect of Certain Corporate Events

         In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments will be made in the number and class of shares subject to the 2002 Stock Option Plan and in the exercise price per share of any outstanding options. Any fractional share resulting from an adjustment will be rounded down to the nearest whole number, and at no time will the exercise price of any option be decreased to an amount less than par value of the stock subject to the option.

         If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. However, if an outstanding option is not assumed or replaced, the 2002 Stock Option Plan provides that the vesting and exercisability of the option may be accelerated at the Board's discretion. Options that are not assumed, replaced or exercised prior to the Change in Control will terminate. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

         Amendment and Termination

         The term of the 2002 Stock Option Plan is 10 years. The Board may also amend the 2002 Stock Option Plan at any time or from time to time. However, no amendment authorized by the Board will be effective unless approved by the shareholders of the Company if the amendment would: (i) increase the number of shares reserved for options under the 2002 Stock Option Plan; (ii) change the class of persons eligible to receive incentive stock options; or (iii) modify the 2002 Stock Option Plan in any other way if such modification requires shareholder approval under applicable law, regulation or rule.

Federal Income Tax Information

         Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

         Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

         Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) either (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the shareholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)) and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of outside directors and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the shareholders.

         Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 2002 Stock Option Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 2002 Stock Option Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

         New Plan Benefits. The following table sets forth the number of shares under options which the Company has issued under the 2002 Stock Option Plan subject to shareholder approval. The Compensation Committee has discretion to issue additional options to persons and classes of persons named below from time to time, but the amounts of such option grants are not currently determinable.

                                      2002 Stock Option Plan

Name and Position    Number of Shares Under Option             Exercise Price
-----------------    -----------------------------             --------------
Laus M. Abdo                  3,750,000              Closing sales price of the Company's  Common
                                                     Stock on the date of issuance.  Such options
                                                     will  be  issued   following  the  Company's
                                                     shareholders  approve the 2002 Stock  Option
                                                     Plan and prior to December 31, 2002.

Vote Required

         The affirmative vote of the holders of a majority of the shares of capital stock (including the Common Stock and outstanding preferred stock with voting rights) present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2002 Stock Option Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.


              THE BOARD RECOMMENDS A VOTE IN FAVOR OF PROPOSAL FOUR

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer and each other executive officer of the Company whose total annual salary and bonus compensation for the most recent fiscal year (fiscal year 2001) exceeded $100,000 (all of whom are the "Named Executive Officers").

                                    Summary Compensation Table100

                                                                                          LONG-TERM
                                                    ANNUAL COMPENSATION                 COMPENSATION
                                                    -------------------                  Securities
                                    Fiscal       Salary                   Other Annual   Underlying
Name And Principal Position          Year     Compensation     Bonus      Compensation    Options*
---------------------------          ----     ------------     -----      ------------    --------
Thomas J. Foley (1)                  2001        $25,000         0             0           59,500
   Chief Executive Officer
Loren A. Piel (2)                    2001       $116,442         0             0           20,000
   Executive Vice President and
Secretary
Roland M. Thomas (3)                 2001       $133,962         0        $35,000 (4)    50,000 (3)

                                     2000         - 0 -        - 0 -         - 0 -          - 0 -
Michael Mackenzie (5)                2001       $109,346         0         $4,955 (5)    20,000 (5)

                                     2000         - 0 -        - 0 -         - 0 -          - 0 -
---------------------------

*        Adjusted to reflect the Reverse Stock Split.

(1)      Mr. Foley was appointed Chief Executive Officer and Chairman of the Board effective October
         14, 2001. Laus M. Abdo was appointed Chief Executive  Officer June 27, 2002.  56,500 of Mr.
         Foley's stock options have vested. Mr. Foley's salary compensation has been accrued but not yet paid.
(2)      Mr. Piel was appointed  Executive  Vice President and Secretary of the Company on April 17,
         2001. 15,000 of Mr. Piel's options have vested.
(3)      Mr.  Thomas served as the  Company's  Chief  Executive  Officer from  September  2000 until
         October 14, 2001.  3,750 of Mr. Thomas' stock options  terminated  upon his separation from the Company.
(4)      Mr. Thomas' other annual compensation  consists of $15,000 in life-insurance  premiums paid for by the Company, and $20,000 in expenses paid for by the Company pursuant to Mr. Thomas'
         separation agreement.
(5)      The other annual  compensation for Mr. Mackenzie  consists of life-insurance  premiums paid for by the Company.
(5)      Mr.  Mackenzie  served as the Company's Chief  Operating  Officer from September 2000 until
         December 14, 2001. 15,000 of Mr.  Mackenzie's stock options  terminated upon his separation from the Company.


                          Option Grants in Fiscal 2001

         The following table provides certain information with respect to stock options granted during the last fiscal year (fiscal year 2001) to the Named Executive Officers and the value of such officers' unexercised options at December 31, 2001, such numbers have been revised to reflect the Reverse Stock Split.


                                                                                        Potential Realizable
                       Number of                                                      Value at Assumed Annual
                         Total         Percent of                                       Rates of Stock Price
                       Securities    Total Options                                       Appreciation for
                       Underlying      Granted to         Exercise                       Option Term ($) (2)
                        Options       Employees in         or Base       Expiration   ------------------------
Name                   Granted *    Fiscal Year (%)   Price ($/SH) (1)*     Date          5%            10%
----                   ---------    ---------------   ----------------      ----      ------------------------
Thomas J. Foley           9,500          15.4%             $10.00          3/1/11      $ 59,745    $  151,406
                         50,000                             $3.40         12/19/11     $106,912    $  270,936
Laus M. Abdo (3)        150,000          38.7%             $10.00          8/31/11     $943,342    $2,390,614
Loren A. Piel            10,000           5.2%             $10.00          2/06/11     $ 62,889    $  159,374
                         10,000                            $13.33          7/2/11      $ 83,643    $  211,968
Roland M. Thomas (3)     50,000          12.9%             $10.00          2/15/11     $314,447    $  796,871
Michael Mackenzie (4)    20,000           5.2%             $10.00          2/15/11     $125,779    $  318,748


----------------------

*        Adjusted to reflect the Reverse Stock Split.

(1)      Options are  granted at 100% of the fair market  value of the  Company's  Common  Stock on the date of grant.
(2)      Amounts  shown in these  columns have been  derived by  multiplying  the exercise  price by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options,  and  subtracting the aggregate  exercise price of the options.  The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission,  and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(3)      Mr. Thomas served as the Company's Chief Executive Officer from September 2000 until October 14, 2001.
         37,500 of Mr. Thomas' stock options terminated upon his separation from the Company.
(4)      Mr. Mackenzie  served as the Company's Chief Operating  Officer from September 2000 until December 14,
         2001. 15,000 of Mr. Mackenzie's stock options terminated upon his separation from the Company.

               Aggregated Option Exercises in Last Fiscal Year and
                          Fiscal Year-End Option Values

         The following table summarizes information with respect to options held and exercised by the Named Executive Officers named in the Summary Compensation Table and the value of the options held by such persons as of December 31, 2001.


                                                                                   Value of Unexercised
                                                        Number of Unexercised      In-the-Money Options
                                                        Options at FY-End (#) *         FY-End ($)
                                                        -----------------------         ----------

                   Shares Acquired on      Value        Exer-        Unexer-       Exer-        Unexer-
Name                   Exercise (#)      Realized ($)   cisable      cisable       cisable      cisable
----                  ------------      ------------    -------      -------       -------      --------
Thomas J. Foley          - 0 -             - 0 -         40,000       19,500        - 0 -         - 0 -
Loren A. Piel            - 0 -             - 0 -          7,500       12,500        - 0 -         - 0 -
Michael Mackenzie        - 0 -             - 0 -          5,000        - 0 -        - 0 -         - 0 -
Roland M. Thomas         - 0 -             - 0 -         12,500        - 0 -        - 0 -         - 0 -

* Adjusted to reflect the Reverse Stock Split



Employment Agreements with Executives

         Proposed Employment Agreement

         In June 2002, Laus M. Abdo was appointed as the Company's Chief Executive Officer. In August 2002, the Company and Mr. Abdo agreed in principle, subject to the approval of the Company's Board, to the terms of an employment contract pursuant to which Mr. Abdo is to serve as the Company's Chief Executive Officer, President and Chief Financial Officer and receive a base salary of $12,500 per month through 2002. Subsequently, Mr. Abdo is to receive annual compensation of $180,000 for 2003, $200,000 for 2004, and an undetermined amount for the year 2005. The proposed employment contract's term will expire on December 31, 2005. In the event that the Company's revenues and earnings before taxes, depreciation and amortization (EBITDA) meet or exceed certain targets, Mr. Abdo's proposed base salary for the years 2003 and 2004 may be increased. In addition, Mr. Abdo was granted the right to performance-based bonus compensation. Mr. Abdo's employment contract will provide for Mr. Abdo to receive options to purchase up to an aggregate of 375,000 shares of Common Stock at fair market value. Approximately one-third of the options will vest immediately with the remaining amounts to vest equally over three years on each anniversary of the contract date (i.e., August 1). Finally, the Company has agreed to pay premiums on a $1 million life-insurance policy insuring Mr. Abdo's life, for the benefit of Mr. Abdo and/or his designees.

         Current Employment Agreements

         In October 2001, Mr. Thomas Foley was appointed as the Company's Chairman and Chief Executive Officer. On December 20, 2001, the Company and Mr. Foley entered into an employment contract for the balance of 2001 and continuing on a month-to-month basis thereafter. Pursuant to his employment contract, Mr. Foley served as the Company's Chairman of the Board and Chief Executive Officer and received a monthly base salary of $15,000. The Company and Mr. Foley agreed, however, that the compensation otherwise due under the employment agreement will be accrued but not paid until the Company has available funds from operations and that amounts owing may be paid in installments over a reasonable period of time, as agreed to by the Company and Mr. Foley. As of the Record Date, the Company has not paid Mr. Foley any cash compensation for his services but has accrued an aggregate of $130,000 for deferred compensation.

         In March 2001, Loren A. Piel was appointed as the Company's General Counsel, and in April 2001, Mr. Piel was appointed Executive Vice President, General Counsel and Secretary. On July 2, 2002, the Company and Mr. Piel entered into a three-year employment contract pursuant to which Mr. Piel was to serve as the Company's Executive Vice President and Secretary and receive an annual base salary of $150,000. Upon joining the Company, Mr. Piel was granted options to purchase up to 100,000 shares of Common Stock at $10.00 per share (adjusted for the Reverse Stock Split). Pursuant to his employment agreement, Mr. Piel was granted additional options to purchase up to 10,000 shares of Common Stock at $13.30 per share (adjusted for the Reverse Stock Split).

         Former Executive Employment Agreements

         In September 2000, Roland M. Thomas became the Company's Chairman and Chief Executive Officer. On February 16, 2001, the Company and Mr. Thomas entered into a three-year employment contract under which Mr. Thomas was to serve as the Company's Chairman and Chief Executive Officer and receive an annual base salary of $190,000. In addition, Mr. Thomas was granted options to purchase up to 50,000 shares of Common Stock at $10.00 per share, which options vest annually in 12,500-share increments beginning in February 2001.

         In October 2001, Mr. Thomas resigned from his positions as the Company's Chairman and Chief Executive Officer. Pursuant to his separation agreement with the Company dated as of October 14, 2001, Mr. Thomas was entitled to an aggregate termination payment of $190,000 less all personal expenses that Mr. Thomas owed to IGCA. The termination payment is payable monthly. Mr. Thomas and the Company also agreed that Mr. Thomas would retain his vested options to purchase up to 12,500 shares of Common Stock, but that the unvested remainder of options to purchase up to 37,500 additional shares would terminate immediately. In return, Mr. Thomas agreed for a one-year period not to compete with the Company or solicit any of the Company's employees.

         In September 2000, Michael Mackenzie was appointed as the Company's Chief Operating Officer. In February 2001, the Company and Mr. Mackenzie entered into a three-year employment contract pursuant to which Mr. Mackenzie was to serve as the Company's Chief Operating Officer and receive an annual base salary of $150,000. In addition, Mr. Mackenzie was granted options to purchase up to 20,000 shares of Common Stock at $10.00 per share.

         In December 2001, Mr. Mackenzie resigned from his position as the Company's Chief Operating Officer. Pursuant to his separation agreement with the Company entered into in March 21, 2002, Mr. Mackenzie was entitled to an aggregate termination payment of $37,500, payable in monthly installments. Mr. Mackenzie and the Company also agreed that Mr. Mackenzie would retain his vested options to purchase up to 5,000 shares of the Company's Common Stock. In return, Mr. Mackenzie agreed for a three-month period not to compete with the Company or solicit any of the Company's employees. Mr. Mackenzie has been paid in full under his separation agreement and all options previously vested have expired.

         Please note that all references to shares of Common Stock and exercise prices have been adjusted to reflect the Reverse Stock Split.

Director Compensation

         Directors who are not employees of the Company are entitled to receive an annual fee of $10,000, plus $1,000 for each Board meeting and $500 for each committee meeting they attended. In 1997, the Company's shareholders approved the 1997 Director's Stock Option Plan (the "Director Plan") pursuant to which 10,000 shares were reserved for issuance. At the Company's 2000 annual meeting of shareholders, the shareholders approved a 25,000-share increase in the number of shares issuable under the 1997 Plan. In March 2001, the Company issued 9,500 stock options to each of Messrs. Foley and Andrew Tottenham, at an exercise price of $10.00 per share. Mr. Tottenham resigned as Board Member May 2002. Of such options, 5,000 options were immediately vested and the balance vest on a pro rata basis over a three-year period on the anniversary date of the grant. At the Company's 2001 annual meeting of shareholders held in June 2001, the shareholders approved a 20,000-share increase in the number of shares issuable under the 1997 Plan.

         Andrew Tottenham, a former director of the Company, served as consultant to the Company from November 2000 until July 2001. In connection with such services, Mr. Tottenham received an aggregate of $25,000 in fiscal year 2001.

Compensation Committee Interlocks and Insider Participation

         The Company's Compensation Committee presently consists of Messrs. Johnson, Eibensteiner, and Foley. From May 2000 through September 2000, Mr. Johnson served as the Company's Chairman and Chief Executive Officer. Since October 2001 through June 2002, Mr. Foley has served as the Company's Chairman and Chief Executive Officer. Since June 27, 2002, Mr. Foley only serves as the Company's Chairman.

Board Compensation Committee Report on Executive Compensation

         The following Compensation Committee Report was prepared the fiscal year end December 31, 2001. Certain subsequent events have occurred that render certain portions of this report no longer accurate. For example, Thomas J. Foley, the Company's Chairman, is no longer the Company's Chief Executive
Officer. Additionally, Laus M. Abdo, the Company's current Chief Executive Officer and Chief Financial Officer, has a proposed employment agreement which is described herein. Any such subsequent events have been described herein.

         Decisions on compensation of the Company's executives generally have been made by the Board's Compensation Committee. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 31, 2001, as they affected the Company's executive officers.

         Executive Compensation Policy

         The Compensation Committee's executive-compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with the standards within the Company's industry.

         There are three elements in the Company's executive-compensation program, all determined by individual and corporate performance.

         o    Base salary compensation
         o    Annual incentive compensation
         o    Stock options

         Total compensation opportunities are competitive with those offered by employers of comparable size, growth, and profitability within the Company's industry.

         Cash Compensation

         Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. In the case of each of Roland Thomas, the Company's Chief Executive Officer during a portion of 2001, Michael Mackenzie, the Company's Chief Operating Officer during a portion of 2001, the base compensation was governed pursuant to such executive's employment agreement with the Company.

         The current employment agreement with Tom Foley, the Company's current Chairman of the Board provides that Mr. Foley shall receive $15,000 in monthly base salary in 2002. The employment agreement with Laus Abdo, the Company's President and Chief Financial Officer, provides that Mr. Abdo shall receive $150,000 in base salary in 2002. The current employment agreement with Loren A. Piel, the Company's current Executive Vice President, General Counsel and Secretary, provides that Mr. Piel shall receive $150,000 in base salary in 2002.

         Annual Incentive Compensation

         Annual incentive compensation for the Company's executives is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes the Compensation Committee's overall assessment of an executive's performance, as well as market conditions. Given the Company's performance, no cash bonuses were paid to the Company's executive officers in fiscal year 2001.

         Stock Options (1)

         The Compensation Committee surveys employee stock option programs of companies with capitalization similar to the Company prior to recommending the grant of options to executives. While the potential value of exercisable options depends upon the extent to which the Company's performance is already reflected in the market price of the Company's Common Stock at the dates of grant and exercise, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee.

         The Compensation Committee believes that stock options are a critical component of the compensation offered by the Company to promote long-term retention of key employees, motivate high levels of performance, and recognize employee contributions to the Company's successes and future success.

         Awards of stock grants under the Company's 1992 Stock Option and Compensation Plan (the "1992 Plan") are designed to promote the alignment of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. Options become exercisable based upon criteria established by the Company. In January 2001, the Company's shareholders approved an increase of 115,000 shares authorized for issuance under the 1992 Plan, bringing the total number of shares authorized for issuance under the 1992 Plan to 250,000.

         In October 1998, the Board also adopted the 1998 Non-Executive Stock Option Plan (the "1998 Plan") pursuant to which 20,000 shares of Common Stock were reserved for issuance for grants to Company employees who are not executive officers of the Company. In 1999, the Board approved an increase in the number of shares authorized for issuance under the 1998 Plan, bringing the total number of shares authorized for issuance under the 1998 Plan to 49,295.

         In February 2001, the Company issued 10,000 stock options with an exercise price of $10.00 per share, and in July 2001, the Company issued an additional 10,000 stock options with an exercise price of $13.30 per share to Loren Piel. Both issuances were for Mr. Piel's services as the Company's Executive Vice President, Secretary and General Counsel. In February 2001, the Compensation Committee approved and the Company issued 50,000 stock options to Roland Thomas in connection with his employment agreement described above. 12,500 of those options vested immediately, with the remainder vesting annually in three pro rata installments. However, the remainder terminated upon Mr. Thomas' separation from the Company in October 2001. Also in February 2001, the Compensation Committee approved and the Company issued 20,000 stock options to Michael Mackenzie in connection with his employment agreement described above. 5,000 of those options vested immediately, and the remainder terminated upon Mr. Mackenzie's separation from the Company in December 2001.

         CEO Compensation

         In December 2001, the Company and Mr. Foley entered into a month-to-month employment contract pursuant to which Mr. Foley continued to serve as the Company's Chairman of the Board and Chief Executive Officer in

--------
1 All references to stock options and exercise prices have been adjusted to reflect the Reverse Stock Split.

exchange for a monthly base salary of $15,000. The Company and Mr. Foley agreed that the compensation otherwise due under the employment agreement will be accrued but not paid until the Company has available funds from operations and that amounts owing may be paid in installments over a reasonable period of time, as agreed to by the Company and Mr. Foley. The Compensation Committee believes that in light of Mr. Foley's services and the Company's financial condition, that such an arrangement is consistent with the marketplace and in the best interests of the Company's shareholders.

         To date, no executive officer of the Company has received total compensation that exceeds $1 million per year.

         The Compensation Committee has agreed that it will be reviewing the respective employment agreements with Messrs. Foley, Abdo and Piel.

                                            ANDREW TOTTENHAM(1)
                                            RONALD A. JOHNSON
                                            THOMAS J. FOLEY




         (1)  Resigned from the Company's Board May 2002.

                                  SOLICITATION

         The Company will bear the cost of preparing, assembling, and mailing the proxy, proxy statement and other materials which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees, and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in so doing. Proxies are being solicited primarily by mail; but the Company's officers and regular employees may solicit proxies personally, by telephone, by telegram, or by special letter.

         The Board does not intend to present any other matters at its 2002 special meeting, nor does it know of any matters that may be presented by others. If, however, other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.


                                    By order of the Board,

                                    INNOVATIVE GAMING CORPORATION OF AMERICA

                                    /s/ Laus M. Abdo

                                    Laus M. Abdo, Chief Executive Officer and
                                    Chief Financial Officer

                                  FORM OF PROXY

                    INNOVATIVE GAMING CORPORATION OF AMERICA
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS - October 15, 2002

         The undersigned, a shareholder of Innovative Gaming Corporation of America, hereby appoints Laus M. Abdo and Loren A. Piel as proxy, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of Innovative Gaming Corporation of America to be held at the Company's headquarters at 333 Orville Wright Court, Las Vegas, Nevada 89119 on Tuesday, October 15, 2002, at 2:00 p.m. local time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

          1. Approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of capital stock which the Company is authorized to issue from ten million (10,000,000) to one hundred million (100,000,000).

                                    [  ] FOR         [  ]  AGAINST


          2. Ratification and Approval of the sale and issuance by the Company in August 2002 of the Company's Secured Convertible Notes convertible into Series A-1 5.5% Convertible Preferred Stock.

                                    [  ] FOR         [  ]  AGAINST


          3. Approval of the issuance by the Company of Common Stock upon conversion of the Company's Series E 6% Convertible Preferred Stock, Series F 6% Convertible Preferred Stock and Series K 7% Convertible Preferred Stock above the maximum amount of shares reserved for issuance.

                                    [  ] FOR         [  ]  AGAINST


          4.   Approval of the Company's 2002 Stock Option Plan.

                                    [  ] FOR         [  ]  AGAINST

          5. To transact any other business as may properly come before the meeting or any adjournments thereof.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the 2002 special meeting of shareholders.

         This proxy is solicited on behalf of the Company's Board. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all director-nominees.


Dated: ___________________, 2002    ____________________________________________
                                    (Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title. If shares are held in joint tenancy, both joint tenants must sign.

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                    INNOVATIVE GAMING CORPORATION OF AMERICA


     THE UNDERSIGNED, Chief Executive Officer, President and Chief Financial Officer of Innovative Gaming Corporation of America, a Minnesota corporation (the "Corporation"), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation's Board of Directors and the Corporation's shareholders, pursuant to the provisions of the Minnesota Business Corporation Act:


     1.   The name of the  Corporation  is:  Innovative  Gaming  Corporation  of
          America.

     2.   Paragraph  A  of  Article  III  of  the   Corporation's   Articles  of
          Incorporation is amended to read in its entirety as follows:

          A. The Corporation is authorized to issue one hundred million (100,000,000) shares of capital stock, having a par value of one cent ($.01) per share in the case of common stock, and having a par value as determined by the Board of Directors in the case of preferred stock, to be held, sold and paid for at such times and in such manner as the Board of Directors may from time to time determine in accordance with the laws of the State of Minnesota.

     3. This amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes, also called the Minnesota Business Corporation Act.

     4.   This amendment shall be effective October 16, 2002.


         IN WITNESS WHEREOF, the undersigned has hereunto set his hand on this ___ day of ____________, 2002.


                                          INNOVATIVE GAMING CORPORATION OF
                                          AMERICA


                                          ______________________________________
                                          Laus M. Abdo, Chief Executive Officer,
                                          President and Chief Financial Officer

                    INNOVATIVE GAMING CORPORATION OF AMERICA

                             2002 STOCK OPTION PLAN



     1. Purpose. The purpose of the 2002 Stock Option Plan (the "Plan") of Innovative Gaming Corporation of America (the "Company") is to increase shareholder value and to advance the interests of the Company by attracting, retaining and motivating employees, certain key consultants and directors of the Company by furnishing opportunities to purchase or receive shares of the Company's common stock, $0.01 par value per share (the "Common Stock") pursuant to the Plan.

     2. Administration. The Plan shall be administered by the Company's board of directors (the "Board") or by a stock option committee (the "Committee") of the Board. The Committee, if any, shall consist of not less than two directors who shall be appointed from time to time by the Board, each of which such appointees
(i) shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act"), and (ii) shall be an "outside director" within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. The Committee shall have complete authority to award stock options under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If at any time there is no Committee, the term "Committee" as used in the Plan will refer to the entire Board. Any or all of the functions of the Committee specified in the Plan may be exercised by the Board, unless the Plan specifically provides otherwise.

     3. Eligible Participants. Employees of or consultants to the Company or its subsidiaries or affiliates, members of the Board, or officers of the Company or its subsidiaries or affiliated shall become eligible to receive stock options under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade), and authority to designate participants and to set or modify such targets may be delegated.

     4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of stock options intended to be (i) incentive stock options under Code Section 422 (such options, "Incentive Stock Options"), and (ii) non-statutory stock options.

     5. Shares Subject to the Plan. Subject to adjustment as provided in Section 7.6, the number of shares of Common Stock which may be issued under the Plan shall not exceed 6,000,000. In the event that a stock option granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan pursuant to subsequent stock option grant. Upon a stock-for-stock exercise of a stock option or upon the withholding of stock for the payment of taxes, only the net number of shares issued to the optionee shall be used to calculate the number of shares issued under the Plan.

     6. Stock Options. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:


          6.1. Price. The option price per share shall be determined by the Committee; provided, however, that the option price per share will not be less than the Fair Market Value of the Common Stock on the date of grant.

          6.2. Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 7.6. Notwithstanding the foregoing, no person shall receive grants of stock options under this Plan that exceed 5,000,000 shares during any fiscal year of the Company.

          6.3. Duration and Time for Exercise. Subject to earlier termination as provided in Section 7.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

          6.4. Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check, bank draft; provided, however, that in the case of shares acquired upon exercise of a stock option, such shares have been held by the participant for at least six months on the date of exercise. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a shareholder.

          6.5. Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Incentive Stock Options:

               (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

               (b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

               (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by Board or the date this Plan was approved by the shareholders.

               (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than 10 years after the date of grant.

               (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

               (f) In the case of Incentive Stock Options granted to any participant who, at the time such option is granted, would own (within the meaning of Code Section 422) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) such Incentive Stock Options shall expire no later than five years after the date of grant, and (ii) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock on the date of grant.


7.   General.

     7.1. Effective Date. The Plan will become effective on the date it is or has been approved by both the Board and the Company's shareholders.

     7.2. Duration. The Plan shall remain in effect until all stock options granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No stock options may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the shareholders of the Company.

     7.3. Non-transferability of Stock Options. No stock option may be transferred, pledged or assigned by the holder thereof (except in the event of the holder's death, a transfer may be made by will or the laws of descent and distribution to the limited extent provided in the Plan or in the stock option), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by a holder thereof to the holder's spouse, children, grandchildren or parents (collectively, the "Family Members"), to trusts for the benefit of Family Members or the holder, to partnerships or limited liability companies in which Family Members and/or the holder are the only partners, shareholders or members, or to entities exempt from federal income taxation pursuant to Code Section 501(c)(3). During a participant's lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative, or by the transferees permitted by the preceding sentence.

     7.4. Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee or officer of or consultant to the Company for any reason, including death, any stock options may be exercised or shall expire at such times as may be determined by the Committee. For purposes of the Plan, the following events shall not be deemed a termination of employment: (a) a transfer of an employee from the Company to a parent corporation or a subsidiary, or a transfer of an employee from a parent corporation or a subsidiary to the Company or any other parent corporation or subsidiary; (b) a leave of absence, approved in writing by the Committee, for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days (or such longer period as the Committee may approve, in its sole discretion); and (c) a leave of absence in excess of 90 days, approved in writing by the Committee, but only if the employee's right to reemployment is guaranteed either by a statute or by contract, and provided that, in the case of any leave of absence, the employee returns to work within 30 days after the end of such leave.

     7.5. Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any stock option or the issuance of any shares of Common Stock pursuant to any stock option, require the recipient of the stock option, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the stock option or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any stock option or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any stock option, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such stock option shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     7.6. Adjustment. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, or spin-off or other distribution of assets to stockholders other than a normal cash dividend, or other extraordinary or unusual event, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to stock options, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to stock options, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any stock option, and the shares of Common Stock issuable pursuant to any stock option shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

     7.7. Agreements. The terms of each stock option shall be stated in an agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as non-statutory stock options.

     7.8. Withholding.

          (a) The Company shall have the right to collect as a condition of the issuance of shares, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws upon exercise of an option, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld at the Company's minimum statutory withholding rate. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the "Tax Date").

          (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any stock option that the right to make Elections shall not apply to such stock option. An Election is irrevocable.

          (c) If a participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act, then an Election must comply with all of the requirements of the 1934 Act.

     7.9. No Continued Employment, Engagement or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation in the Plan, to continue in the employ of, or to continue his or her consulting engagement for, the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving any participant or such participant's beneficiaries, or any other person, any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

     7.10 Amendments. The Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under
Section 7.6, (a) change or impair, without the consent of the recipient, a stock option previously granted, (b) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (c) change or expand the types of awards that may be granted under the Plan, (d) change the class of persons eligible to receive stock options under the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

     The Committee may amend the terms of any stock option theretofor granted, prospectively or retroactively, to the extent such amendment is consistent with the terms of the Plan, but no such amendment shall impair the rights of any holder without his or her consent except to the extent authorized under the Plan. The Committee may also substitute new stock options for previously granted stock options, including previously granted stock options having higher exercise prices.

     7.11. Immediate Acceleration of Stock Options. Notwithstanding any provision in this Plan or in any stock option to the contrary, all outstanding options will become exercisable immediately, if any of the following events occur unless otherwise determined by the Board and a majority of the Continuing Directors (as defined below):

          (1) any person or group of persons becomes the beneficial owner of 50% or more of the voting power of the Company entitled to vote for the election of directors;

          (2) a majority of the members of the Board is replaced within a period of less than two years by directors not nominated and approved by the Board; or

          (3) the Company's shareholders approve an agreement to merge or consolidate with or into another corporation (unless, after such merger or consolidation, the former shareholders of the Company own 50% or more of the successor entity's voting equity securities) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

     For purposes of this Section 7.11, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 50% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (1), the limitations of this Plan shall not become applicable again should the person cease to own 50% or more of any equity security of the Company.

     For purposes of this Section 7.11, "Continuing Directors" are directors (a) who were in office prior to the time of any of provisions (1), (2) or (3) occurred or any person publicly announced an intention to acquire 50% or more of any equity security of the Company, (b) directors in office for a period of more than two years, and (c) directors nominated and approved by the Continuing Directors.

     7.12. Definition of Fair Market Value. For purposes of this Plan, the "Fair Market Value" of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount which the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U. S. securities exchange or are quoted on the Nasdaq National Market System or Nasdaq SmallCap Stock Market (the "Nasdaq"), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such exchange or Nasdaq on the applicable date. If such exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such exchange or Nasdaq.



Approved by the Board of Directors on August 19, 2002.

Approved by the Shareholders on _________________.